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  CONFIDENTIAL TREATMENT REQUESTED AS TO THOSE PORTIONS MARKED WITH ASTERISKS
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    (***) AND THOSE PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION
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                                                                   EXHIBIT 10.38

                                LEASE AGREEMENT


     THIS LEASE AGREEMENT, dated as of the 30th day of December, 1992, by and between SOUTHERN PACIFIC TRANSPORTION COMPANY, A Delaware corporation, hereinafter called "Lesser," and WILLAMETTE & PACIFIC RAILROAD, INC. a Delaware corporation, hereinafter called "Lessee";

     RECITALS:

     The parties desire to enter into this Lease Agreement ("Lease Agreement") setting forth terms and conditions for the use and management of the real property together with the Track and Track Support Structures thereon as defined in Section 1.02 below.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, intending to be legally bound, the parties do hereby agree as follows:

                                    SECTION I

                                 LEASED PREMISES


     SECTION 1.01 -- Lessor does hereby lessee to Lessee and Lessee does hereby lease from Lessor the real property together with the Track and Track Support Structures described in SECTION 1.02 (hereinafter called the "Leased Premises").

     SECTION 1.02 -- The Leased Premises including all of Lessor's right, title and interest in that part of the Rail Lines and Additional Facilities listed below which comprise (1) land and interests in the land (subject to the exclusions and reservations in Attachment A hereto); (2) "Track" meaning rail and fastenings, switches and frogs complete, ties, ballast and signals ; (3) "Track Support Structures" meaning all appurtenances to the track,including without limitation, bumpers, roadbed, embankment,


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bridges, trestles, tunnels culverts or any other structures or things necessary for support of and entering into construction thereof, and, if any portion thereof is located in a thoroughfare, the term shall include pavement, crossing planks and other similar materials or facilities used in lieu of pavement or other street surfacing material at vehicular crossings of tracks, culverts, drainage facilities, crossing warning devices, and any and all work required by lawful authority in connection with construction, renewal, maintenance and operation of said Track Support Structures and all appurtenances thereof and Additions thereto now or in the future.

     The Rail Lines shall mean the following Branches included in the Leased
Premises:

     1) The Toledo Branch from Milepost 691.61 near Albany to end of track at Milepost 766.70 near Toledo, Oregon; as shown on Exhibit A.

     2) That portion of the Newberg Branch from Milepost 738.00 near St. Joseph to Milepost 749.67 near Newberg; as shown on Exhibit A.

     3) That portion of the West Side Branch from Milepost 738.00 near St. Joseph to end of track at Milepost 671.58 near Monroe, Oregon; as shown on Exhibit A.

     4) The Dallas Branch from Milepost 729.01 near Gerlinger to end of track at Milepost 733.80 near Dallas; as shown on Exhibit A.

     5) The Willamina Branch from Milepost 730.46 near Whiteson to end of track at Milepost 749.46 near Willamina; as shown on Exhibit A.

     6) The Bailey Branch from Milepost 673.21 near Alpine Jct. to Milepost
680.06 near Dawson; as shown on Exhibit A.

     Excluding from each Rail Line all parcels shown on Attachment A, attached hereto.

     Further, Lessor reserves unto itself the right to remove any and all land on the Leased Premises in accordance with provisions of Attachment A retaining all proceeds thereof while preserving a right that can be exercised by Lessee to operate a railroad on a corridor thereover that is approximately fifty (50) feet in width. In the event Lessor requires any trackage to be relocated by Lessee, such relocation shall be at the expense of Lessor.

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     The Additional Facilities shall include:

     (l) The Albany Yard between milepost 690.10 and milepost 691.24 as shown B-l but subject to rights and obligations of Lessor and other tenants of Lessor contained in the Shared Use Agreement for Albany Yard attached as Exhibit I.

     (2) The Albany Station at milepost 690.85 as shown on Exhibit B-2 but subject to all rights and obligations of Lessor contained in its existing agreement with Amtrak for partial use of the station and platforms and subject to the Shared Use Agreement for Albany Station attached as Exhibit J.

     SECTION 1.03 -- Except as otherwise provided herein, Lessee shall take the Leased Premises in an "AS IS, WHERE IS" CONDITION AND WITHOUT ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE LEASED PREMISES, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE LEASED PREMISES OR CONFORMITY OF THE LEASED PREMISES TO ITS INTENDED USE. LESSEE ALSO AGREES TO TAKE THE LEASED PREMISES SUBJECT TO:

(a) reservations or exceptions of record of minerals or mineral rights, all easements, public utility easements and rights-of-way, however created, for crossings, pipelines, wirelines, fiber optic facilities, roads, streets, highways and other legal purposes;

(b) existing and future building zoning, subdivision and other applicable federal, state, county, municipal and local laws, ordinances and regulation;

(c) encroachments or other conditions that may be revealed by a survey, title search or inspection of the Property: and

(d) all existing ways, alleys, privileges, rights, appurtenances and servitudes, howsoever created, any liens of mortgage or deeds of trust encumbering said property, Lessor's exclusive right to approve or deny any and all future easements, leases, licenses or rights of occupancy in, on, under, through, above, across or along the Leased Premises, or any portion thereof.


     SECTION 1.04 -- Lessor and Lessee shall enter into the following related agreements prior to and only to become effective upon the Commencement Date which will be attached hereto as exhibits and incorporated by reference hereby. This Lease

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     Agreement  is  subject  to Lessor and  Lessee  finalizing  these  following agreements on a basis satisfactory to both parties:

     Exhibit C ---  Albany-Eugene  Yard Trackage Rights Agreement
     Exhibit D --- Interchange Agreement
     Exhibit E --- Communications Equipment Agreement
     Exhibit F --- Radio Frequency Use Agreement
     Exhibit G --- PBX Use Agreement
     Exhibit H --- Commercial Marketing Agreement
     Exhibit I --- Shared Use Agreement for Albany Yard
     Exhibit J --- Shared Use Agreement for Albany Station
     Exhibit K --- Agreement Covering Handling of Agreement Matters


                                  SECTION II

                                  LEASE TERM

     SECTION 2.01 -- Unless this Lease Agreement is terminated earlier in accordance with SECTION XIV, Lessee shall have and hold the Leased Premises unto itself, its successors and assigns, for a term ending on December 31, 2012 and beginning on the "Commencement Date." The Commencement Date shall be five (5) days after Lessor has notified Lessee in writing that Lessor has satisfactory evidence of compliance with the conditions precedent provided in SECTION V unless such notice period is waived by mutual written agreement.

     SECTION 2.02 -- This Lease shall be renewed for successive ten (10) year terms beginning January 1, 2013 unless either party provides the other not less than six (6) month notice that this Lease shall not be renewed.

     SECTION 2.03 -- If, subject to the right of Lessor to evict or remove Lessee from the Leased Premises by all available legal means, Lessee holds over and remains in possession of the Leased Premises following expiration of the then current term, original or extended, or following an early termination of this Lease Agreement pursuant to SECTION XIV, such holding over will create a month-to-month tenancy only. If Lessee has obtained all necessary regulatory approvals to discontinue service and Lessor has not acquiesced in Lessee holding over, then Lessee agrees to pay to Lessor as rent, a sum equal to ten times the Rental as defined and as required pursuant to SECTION 4.01. Such monthly payments shall be due on the same day of the month as the first day of the next


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month. Any profits or losses from Lessee's operations during the term hereof and any hold over period shall enure and accrue to the Lessee


                                   SECTION III

                                  RAIL SERVICE

     SECTION 3.01 -- Beginning on the Commencement Date and throughout the term of this Lease Agreement, Lessee shall be entitled to full and exclusive use of the Leased Premises for the operation of common carrier rail freight Service only. Lessee may not use the Leased Premises to provide any type of passenger service. During the term hereof, Lessor shall not have the right to operate trains over the Leased Premises or otherwise exercise any rights over the Leased Premises except as specifically set forth herein, nor shall it grant such right to any third party without the consent of Lessee. Lessor further warrants that as of the Commencement Date of this Lease Agreement, there is no other rail carrier to which Lessor has granted rights to use the Leased Premises except for interchange agreements with Willamette Valley Railroad at Independence and Willamina and trackage rights agreements with Burlington Northern Railroad at Albany.

     SECTION 3.02 -- During the term of this Lease Agreement, Lessee shall not suspend or discontinue its operation as a common carrier by rail over all or any part of the Leased Premises without first applying for and obtaining from the Interstate Commerce Commission ("ICC") and any other regulatory agency with jurisdiction, any necessary certificate of public convenience and necessity or other approvals or exemptions from regulation for such discontinuance of operations over the Leased Premises; provided, however, that Lessee shall not seek such regulatory authority as is needed, take any action to suspend or discontinue its operations on the Leased Premises, without receiving written concurrence from Lessor. Such concurrence may be waived by mutual written consent and shall not be required for a discontinuance resulting from an event of force majeure or a lawful embargo not resulting from Lessee's failure to properly maintain the Trackage as outlined in Section 3.03. If Lessor does not concur with an abandonment or discontinuance requested by Lessee, Lessor will subsidize Lessee's continued operation of the designated line segment with such subsidy calculated in accordance with 49 USC 10905. Applications or petitions by Lessee to the ICC seeking authority to discontinue rail service shall be filed jointly with Lessor at Lessor's request if Lessor desires concurrent abandonment authority; if such

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applications  or  petitions  are filed  jointly,  filing fees imposed by the
ICC shall be shared equally between the parties.

     SECTION 3.03 -- Lessee shall maintain the Track and Track Support Structures at not less than their condition existing on the Commencement Date as shown on Attachment B, ordinary wear and tear excepted, and shall complete or restore promptly and in good and workmanlike manner any Track or Track Support Structure or any building which may be constructed, damaged or destroyed thereon, and shall pay when due all claims for labor performed and material furnished therefor. Lessor shall own all material replaced in or added to the Track and Track Support Structures unless otherwise agreed to in writing by the parties; materials removed from the Track and Track Support Structures and replaced by Lessee shall become the property of Lessee. No rail that is a part of the Track shall be replaced with lesser weight rail without prior written consent of Lessor.

     SECTION 3.04 -- Lessee shall maintain all bridges and tunnels on the Leased Premises in not less than their current condition as set forth in the report of the joint inspection of the bridges and tunnels by Lessee and Lessor, ordinary wear and tear excepted, which report shall be prepared not less than 15 days prior to the Commencement Date and attached to this Lease Agreement as exhibit B-1.

     SECTION 3.05 -- Lessee shall comply with all laws affecting the Leased Premises or requiring any alterations or improvements to be made thereon; shall not commit or permit waste thereof; shall not commit, suffer, or permit any act upon said Leased Premises in violation of law and shall do all other acts which from the character or use of said Leased Premises may be reasonably necessary, the specific enumeration herein not excluding the general.

     SECTION 3.07 -- Lessor shall have the right at any time upon reasonable notice and from time to time to inspect the Leased Premises for conformity with the standards of maintenance contained in this Lease Agreement. In the event that as a result of Lessor's inspection of the Leased Premises, it is determined in the reasonable judgment of Lessor that any facility, Track or Track Support Structure, etc. fails to meet the appropriate standard of maintenance, Lessor shall so advise Lessee of the steps necessary to bring the facility into conformity with the applicable standard of maintenance. Thereafter, Lessee shall have a reasonable period of time, such time to be mutually agreed upon, within which to take

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such corrective action. If Lessee fails to take such corrective action within a reasonable period of time, Lessor shall the right to terminate this Lease Agreement in accordance with Section XIV.


     SECTION 3.08 -- Lessee shall maintain such full and complete records of all maintenance, rehabilitation, track relocation or removal performed on the Leased Premises as shall reasonably be required by Lessor and established by Lessor upon commencement of the Lease Agreement and shall keep all track profiles and track charts up to date so as to show all program maintenance and rehabilitation performed on the Track and Track Support Structures. Copies of updated records and track charts shall be provided by Lessee to Lessor annually not later than September 30th of each calendar year and promptly upon any other request of Lessor.

     SECTION 3.09 -- Lessee shall provide a copy of all reports of track inspections by Federal Railroad Administration ("FRA") or Oregon Public Utility Commission ("OPUC") inspectors to Lessor promptly upon receipt of said reports; the term "reports" shall include all notices or citations alleging deficiencies from FRA track Standards.

     SECTION 3.10 -- Subject to the provisions hereinafter set forth, Lessee shall provide common carrier rail freight service on the Leased Premises according to the standards shown on Attachment C. Lessee shall not be required to operate trains on line segments for which there is no demand for service and lack of train operation under such circumstance shall not be deemed a failure to provide service under this section.


                                   SECTION IV

                                      RENT

     SECTION 4.01 -- In consideration of this Lease Agreement, and subject to the terms and provisions set forth herein, Lessee agrees to pay Lessor rent for the Leased Premises in the amount of *** in arrears, payable monthly within ten
(10) days of the last day of each month ("Full Rent").

  ***
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Lessee shall submit certification that all revenue freight cars were interchanged solely with Lessor or originated AND terminated on the Leased Premises together with Lessee's rent payments and claim for monthly credit. Certification shall include the total number of revenue carloads handled by Lessee during each month.

     SECTION 4.02 -- Lessee shall pay all due rent payments, and all other payments required by this Lease Agreement to Lessor at the following mail address, or at such other location or individual as may be designated by Lessor in writing from time to time:

                    Southern Pacific Transportation Company
                    P. O. Box 60,000, File 61860
                    One Market Plaza
                    San Francisco, CA 94160-1860

     SECTION 4.03 -- If Lessee fails to pay any installment of rent when due, and such failure continues for thirty (30) days, Lessee shall pay interest at the lower rate of 2% over the prime rate of BANK OF AMERICA, N. A. or the highest allowed by law, in effect on the day the rent was due, which interest shall accrue from the date it was due until the date of payment.

     SECTION 4.04 -- Acceptance by Lessor, its successors, assigns or designees of rent or other payments shall not be deemed to constitute a waiver of any other provision of this Lease Agreement.

     SECTION 4.05 -- As additional security for the payment by Lessee to Lessor of any sums of money required hereunder to be paid by Lessee, it is agreed that in the event Lessee fails, neglects or refuses to timely pay any sum due and owing to Lessor hereunder, Lessor may use any and all sums which it may collect from any third party and which may, in whole or in part, be payable to Lessee, as an offset against any and all payments for which Lessee is delinquent. In addition, any sums at any time due and payable to Lessee by Lessor may also be used by Lessor and credited to Lessor's account to the extent of any delinquent payment owed by Lessee to Lessor. Lessee does hereby waive any and all claims, demands and causes of action against Lessor which it may have or claim to have as a result of Lessor's use or implementation of the provisions of this SECTION
4.05 and/or any offset. Lessor shall provide written notice to Lessee of any actions taken under this section.



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                                   SECTION V

                              CONDITIONS PRECEDENT

     As conditions precedent to either party's obligations hereunder:

     SECTION 5.01 -- There shall not be a work stoppage imminent or in effect on the lines of Lessor or any of its affiliated companies or on the Leased Premises as a result of the execution and/or implementation of this Lease Agreement.

     SECTION 5.02 -- Lessee shall have acquired the right to conduct rail freight service over the Track and Track Support Structures located on the Leased Premises from the Interstate Commerce Commission ("ICC") and shall have obtained such judicial, administrative agency or other regulatory approvals, authorizations or exemptions as may be necessary to enable it to undertake its obligations hereunder.

     SECTION 5.03 -- Lessor and Lessee shall not be prevented from fulfilling their respective obligations under this Lease Agreement as a result of legislative, judicial or administrative action.

     SECTION 5.04 -- Lessee shall not have discovered any contract, agreement, award, judgment, title defect or condition of the Leased Premises which would prevent Lessee from operating a rail freight operation on the Leased Premises in substantially the same manner as presently conducted by Lessor. Upon execution hereof, Lessor shall make available for Lessee's inspection and review all contracts, agreements, documents, records and correspondence, including but not limited to items relating to environmental matters, pertaining to or affecting the Leased Premises. Lessee shall notify Lessor in writing within thirty (30) days from date of execution hereof whether or not its review of Lessor's records and the Leased Premises have satisfied this condition precedent. Failure to so notify Lessor shall be deemed a satisfaction of this condition.



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                                   SECTION VI

                            ACCOUNTING AND REPORTING

     SECTION 6.01 -- Lessor shall have the right at any time upon reasonable notice to inspect Lessee's books, records, statements or any other reports necessary to determine compliance with any provisions of this Lease Agreement. Such inspection shall be conducted during normal business hours and Lessee will make its facilities available to Lessor's inspectors to permit such inspection without undue interference with Lessee's operations. Any direct expenses arising from such inspection shall be borne by Lessor.


                                   SECTION VII

                         MODIFICATIONS AND IMPROVEMENTS

     SECTION 7.01 -- Lessee shall not use nor permit the use of the Leased Premises in any manner that will tend to create waste or a nuisance to the detriment of continued transportation use of the Leased Premises. It is understood and agreed that Lessee shall not now, or in the future, generate, handle, treat, store or dispose of "hazardous waste" or "hazardous substances". on the Leased Premises other than as may be used by Lessee in its operations or as may be transported by Lessee in its capacity as a common carrier by rail. In using the Leased Premises, and in constructing, maintaining operating and using the Track and Track Support Structures thereon, Lessee shall comply with any and all requirements imposed by federal or state statutes, or by ordinances, orders or regulations of any governmental body having jurisdiction thereover, including, but not limited to, building and zoning ordinances, restricting or regulating or prohibiting the occupancy, use or enjoyment of the Leased Premises or regulating the character, dimensions or locations of any Track and Track Support Structures on the Leased Premises other than in rail freight service. Should any governmental body having jurisdiction in the matter require Lessor to dedicate, restrict or otherwise encumber any material portion of the Leased Premises as a condition to approval of Lessee's use of the Leased Premises, Lessor may, if said condition is reasonably unacceptable to Lessor, terminate this Lease Agreement. Lessee


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covenants to properly notify Lessor accordingly should any of the above occur.


     SECTION 7.02 -- Lessee may construct or relocate sidetracks or industrial spur tracks on the Leased Premises as required in the ordinary course of business so long as such work is done in conformity with sections 3.03, 3.04, 3.06, and 3.08 of this Lease Agreement and applicable governmental regulations. Sidetracks or industrial spur tracks may not otherwise be removed from the Leased Premises without consent of Lessor, which consent shall not be unreasonably withheld, and in the event such tracks are removed and track materials sold for salvage, the net proceeds (after removal costs) of such sale shall belong to Lessor unless otherwise agreed to in writing.

     SECTION 7. 03 -- Lessee shall prepare an initial track upgrading and rehabilitation plan ("Rehabilitation Plan") attached hereto as Attachment D. Lessee shall complete the rehabilitation work as described at its expense and within the schedule specified in the Rehabilitation Plan.


                                  SECTION VIII

                         REPRESENTATIONS AND WARRANTIES


     SECTION 8.01 -- Lessor represents and warrants that:

(a) It is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and able to do business in the State of Oregon.

(b) It has full statutory power and authority to enter into this Lease Agreement and to carry out the obligations of Lessor hereunder.

(c) The Lease Agreement and each exhibit agreement thereto have been duly authorized, executed and delivered and the entering into and performance by Lessor of this Lease Agreement does not and will not violate any judgment, order, law or regulation applicable to Lessor or any provisions of Lessor's certificate of incorporation or by-laws or result in any breach of, or constitute a default under, or result in the creation of any lien, charge, security interest or other encumbrance upon any assets of the Lessor or on the Leased Premises (other than created by this transaction) pursuant to

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          any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument known to which Lessor is a party.

     (d) Its execution of and performance under this Lease Agreement does not violate any rule, regulation, order, writ, injunction or decree of any court, administrative agency or governmental body, or any contract to which Lessor is party.

     (e) Lessor shall bear any and all costs of protection of its current employees arising from any labor protective conditions imposed by the ICC, any other regulatory agencies, or state as a result of Lessor entering into this Lease Agreement or implementing the transactions contemplated hereunder.

     (f) Lessor has sufficient title to the Leased Premises to permit its continued use as a railroad.

     (g)  To the best of available  knowledge that Lessor is in compliance
          with applicable   federal,   state  and  municipal  laws, ordinances
          and regulations, including but not limited to all federal, state and local laws, rules, regulations and ordinances controlling air, water, noise, hazardous waste, solid waste, and other pollution or relating to the storage, transport, release or disposal of hazardous materials, substances, waste or other pollutants. As of the date of this Lease Agreement, Lessor has not received any notice from any governmental agency of any alleged violation of environmental law, rule, regulation or ordinance or any judgment pursuant to any environmental law, rule, regulation or ordinance relating to the Leased Premises


     SECTION 8.02 -- Lessee represents and warrants that:


     (a) It is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and able to do business in the State of Oregon.

     (b) It has full power and authority to enter into this Lease Agreement, and subject to necessary judicial and regulatory authority, to carry out its obligations hereunder.

     (c)  The Lease Agreement and each exhibit  agreement thereto have been
          duly authorized,   executed  and   delivered  and  the  entering  into
          and performance by Lessee of this Lease Agreement does not and will not violate any judgment, order, law or regulation applicable to Lessee or any provisions of Lessee's certificate of incorporation or by-laws or result in any

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          breach of, or constitute a default under, or result in the creation of any lien, charge, security interest or other encumbrance upon any assets of the Lessee or on the Leased Premises (other than created by this transaction) pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument known to which Lessee is a party.

     (d) Upon expiration of the original or any extended term of this Lease Agreement or upon termination hereof by Lessor pursuant to SECTION XIV, Lessee shall bear any and all costs of protection of its current or future employees, including former employees of Lessor that may be employed by Lessee, arising from any labor protective conditions imposed by the ICC, any other regulatory agency or statute as a result of Lessee's lease or operation of the Leased Premises and any related agreements or arrangements, or arising as a result of the termination of this Lease Agreement. Nothing contained herein is intended to be for the benefit of any such employee nor should any employee be considered a third party beneficiary hereunder. Nothing in this Lease Agreement shall be construed as an assumption by Lessee of any obligations to Lessor's current or former employees under collective bargaining or other agreements that may exist or have existed between Lessor and its employees, or any of them.

                                   SECTION IX

                           OBLIGATIONS OF THE PARTIES

     SECTION 9.01 -- During the term hereof, Lessee shall pay all bills for utilities including without limitation those for water, sewer, gas and electric service to the Leased Premises. If Lessor is required to, or does pay, any such bills, Lessee shall promptly reimburse Lessor within twenty (20) days of receipt of a bill or bills therefor or interest charge. If the Leased Premises are not billed separately but as a part of a larger tract or parcel, Lessee shall pay that portion of such bills as is attributable to usage on or in connection with Leased Premises.

     SECTION 9.02 -- Lessee shall at its sole cost and expense protect and defend Lessor's title against all persons claiming against or through Lessee and at all times keeping the Leased Premises free from any legal process or encumbrance whatsoever,

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including without limitation liens, attachments, levies and execution, (except any placed there by or created through Lessor) and shall give Lessor immediate written notice of any such legal encumbrance and shall indemnify Lessor from any loss caused thereby, except those arising prior to Commencement Date.

     SECTION 9.03 -- During the term of the Lease Agreement, Lessee shall substantially comply with all federal, state, and local laws, rules, regulations, and ordinances controlling air, water, noise, hazardous waste, solid waste, and other pollution or relating to the storage, transport, release, or disposal of hazardous materials, substances, waste, or other pollutants. Except to the extent that such activities are the responsibility of the Lessor under SECTION 9.04, Lessee, at its sole cost and expense shall make all modifications, repairs, or additions to the Leased Premises, and implement and bear the expense of any and all structures, devices, equipment, or any remedial actions which may be required under any such laws, rules, regulations, ordinances, or judgments, which if attached to the real property shall become owned by Lessor. During the term of this Lease Agreement, Lessee shall not dispose of any wastes of any kind, whether hazardous or not, on the Leased Premises.


     SECTION 9.04 -- It is the express intention of both Lessee and Lessor that Lessee assumes the risk of and agrees to indemnify and hold Lessor harmless, and to defend Lessor against and from any claims, costs, liabilities, expense (including without limitation court costs and attorneys' fees), or demands of whatsoever nature or source for any defects or Environmental Problems, latent or obvious, discovered or undiscovered, in the real and chattel property to be leased hereunder and for personal injury to or death of persons whomsoever (including without limitation employees, agents or contractors of Lessor, Lessee, or any third party), or property damage or destruction of whatsoever nature (including without limitation property of Lessor or Lessee, or property in Lessee's care, custody or control, and third party property), when such defects, Environmental Problems, injury or damage arise out of acts, omissions or negligence or events occurring on the Leased Premises after the Commencement Date and before the termination of this Lease Agreement. It is the express intention of both Lessee and Lessor that Lessor assumes the risk of and agrees to indemnify and hold Lessee harmless, and to defend Lessee against and from any claims, costs, liabilities, expenses (including without limitation court costs and attorney fees), or demands of whatsoever nature or source for any defects or Environmental Problems, latent or obvious, discovered or undiscovered, in the real and chattel property to be leased hereunder, for personal injury to or death of persons whomsoever (including without limitation employees, agents or contractors of Lessor, Lessee or any third party) or property damage or destruction of whatsoever nature (including without limitation property of Lessor or Lessee, or property in its or their care, custody or control, and third party property) where such defects, Environmental Problems, injury or damage arise out of acts, omissions or negligence or events occurring on the Leased Premises prior to the Commencement Date or subsequent to the termination of the Lease Agreement. "Environmental Problems" means any cause of action under the federal Comprehensive Environmental Response Compensation and Liability Act of 1980 (as amended) and any cause or action arising from similar federal, state or local legislation or other rules of law, and private causes of action of whatever nature which arise from environmental damage, toxic wastes and like.


     SECTION 9.05 -- Lessee shall promptly furnish Lessor written notice of any and all (i) releases of hazardous wastes or substances of which it becomes aware which occur during the term of this Lease Agreement whenever such releases are required to be reported to any federal, state, or local authority and (ii) alleged water or air permit condition violations. To the extent practicable, such written notice shall identify the substance released, the amount released, and the measures undertaken to clean up and remove the released material and any contaminated soil or water, shall identify the nature and extent of the alleged violation and the measures taken to eliminate the violation, and shall certify that Lessee has complied with all applicable regulations, orders, judgments or decrees in connection therewith, or the date by which such compliance is expected. Lessee shall also provide Lessor with copies of any and all reports made to any governmental agency which relate to such releases or such alleged violations during the term of this Lease Agreement.


     SECTION 9.06 -- During the term of this Lease Agreement, Lessor shall have the right to enter the Leased Premises for the purpose of inspecting the Leased Premises to ensure compliance with the requirements of this SECTION IX. If Lessor detects any violation, including any contamination of the Leased Premises which it deems to be the responsibility of Lessee under this SECTION IX, Lessor shall notify Lessee in writing of the violation. Upon receipt of such notice Lessee shall take immediate steps to eliminate the violation or remove the contamination to the satisfaction of any governmental agency with jurisdiction over the subject matter of the violation. Should Lessee inadequately remedy or fail to eliminate the violation, Lessor or its representative shall have the right, but not the obligation, to enter the Leased Premises and to take whatever corrective action Lessor deems necessary to eliminate the violation, at the sole cost and expense of Lessee. Should it subsequently be determined that the contamination or violation was the Lessor's responsibility under SECTION 9.04, Lessor shall promptly reimburse Lessee for any and all amounts expended by Lessee in seeking to remedy or eliminate the condition or violation.

     SECTION 9.07 -- As between the parties, Lessee and Lessor waive and shall not assert as a defense any statute of limitations applicable to any controversy or dispute arising between the parties under this SECTION IX.

     SECTION 9.08 -- To the maximum extent practical, Lessee shall offer employment to active employees of Lessor in preference to others. Lessee shall have no obligation to hire Lessor's employees if;

     (a)  it has no openings;

     (b)  in Lessee's sole judgment,

          (1) no qualified employee of Lessor applies for an opening or accepts employment on Lessee's terms;

          (2)  another applicant is better qualified; or

     (c) any law requires Lessee to hire otherwise, including but not limited to equal opportunity, affirmative action, veterans' right, or the Rock Island or Milwaukee Road acts.

     SECTION 9.09 -- In the event of expiration or termination of this Lease Agreement by Lessor pursuant to Section XIV, Lessor shall offer employment preference to active employees of Lessee under conditions consistent with those in Section 9.08.

                                    SECTION X

                                 EMINENT DOMAIN

     SECTION 10.01 -- In the event that at any time during the term of this Lease Agreement the whole or any part of the Leased Premises shall be taken by any lawful power by the exercise of the right of eminent domain for any public or quasi-public purpose the following provisions shall be applicable:

     SECTION 10.02 -- If such proceedings shall result in the taking of the whole or a portion of the Leased Premises which materially interferes with Lessee's use of the Leased Premises for railroad purposes, Lessee shall have the right, upon written notice to Lessor, to terminate this Lease Agreement in its entirety. In that event, and subject to any necessary regulatory approvals or exemptions, this Lease Agreement shall terminate and expire on the date title to the Leased Premises vests in the condemning authority, and the rent and other sums or charges provided in this Lease Agreement shall be adjusted as of the date of such vesting.

     SECTION 10.03 -- If such proceeding shall result in the taking of less than all of the Leased Premises which does not materially interfere with Lessee's use or profitable operation of the Leased Premises for railroad purposes, then the Lease Agreement shall continue for the balance of its term as to the part of the Leased Premises remaining, without any reduction, abatement or effect upon the rent or any other sum or charge to be paid by the Lessee under the provisions of this Lease Agreement.

     SECTION 10.04 -- Except as otherwise expressly provided in this Section, Lessor shall be entitled to any and all funds payable for the total or partial taking of the Leased Premises without any participation by Lessee; provided, however, that nothing contained herein shall be construed to preclude Lessee from prosecuting any claim directly against the condemning authority for loss of its leasehold estate.

     SECTION 10.05 -- Each party shall provide prompt notice to the other party of any eminent domain proceeding involving the Leased Premises. Each party shall be entitled to participate in any such proceeding, at its sole cost and expense, and to consult with other party, its attorneys, and experts. Lessee and Lessor shall make all reasonable efforts to cooperate with each other in the defense of such proceedings and to use their best efforts to ensure Lessee's continued ability to use the Leased Premises for the conduct of freight railroad operations.

                                   SECTION XI

                          INDEMNIFICATION AND INSURANCE

     SECTION 11.01 -- It is the express intent of the parties, both Lessor and Lessee, that Lessee shall protect, defend, hold harmless, and indemnify Lessor from and against any and all liability, expense, cost, claim or suit, including attorneys' fees (collectively called "Liability"), incurred by or assessed against Lessor, its agents, servants, affiliated companies and its successors and assigns on account of injuries, death, or property loss or damage arising from Lessee's use, operation or maintenance of the Leased Premises, including Liability proximately caused or contributed to by the acts, omissions or negligence of Lessor, except, however, that arising from the sole acts, omissions or negligence of Lessor or the criminal conduct of Lessor, PROVIDED, HOWEVER, that all liability, including liability for any injury, death, loss, or damages arising in connection with toxic waste or environmental conditions shall be governed by the provisions of SECTION 9.04 hereof. The foregoing notwithstanding, neither party shall have any claim against the other party for its acts or omissions or negligence caused by or resulting from interruption of or delay to such party's business or for special, indirect or consequential damages or for loss of profit or income.

     Each party hereto covenants and agrees that its obligations under this indemnity will be fulfilled whether or not such liability or claims arises during the time that this Lease Agreement is in effect or thereafter. The covenants of indemnity contained in this Lease Agreement shall continue in full force and effect notwithstanding the full payment of all sums due under this Lease Agreement, or the satisfaction, discharge or termination of this Lease Agreement in any matter whatsoever.

     Each party hereto may make settlement of any claim for Liability or damage for which it and the other party hereto may be jointly liable hereunder, but no payment in excess of Twenty-five Thousand Dollars ($25,000) shall be voluntarily made by any party in settlement of any such claim without first having obtained in writing consent of the other party, which consent shall not be unreasonably withheld, and giving of such consent shall not be deemed an admission that such claim involves joint liability. The party against which a claim in excess of Twenty-five Thousand Dollars ($25,000) is made for which the other party hereto may be jointly liable hereunder shall give written notice thereof to such other party.

     All releases taken pursuant to the settlement of claims or suits involving joint liability shall include all parties hereto involved, and copies thereof shall be furnished each of them.

     SECTION 11.02 -- Lessee shall, at its sole cost and expense, procure the following kinds of insurance for the term of this Lease Agreement effective on Commencement Date and promptly pay when due all premiums for that insurance. Upon the failure of Lessee to maintain insurance as provided herein, Lessor shall have the right, after giving Lessee ten days written notice, to obtain insurance and Lessee shall promptly reimburse Lessor for that expense. The following minimum insurance coverage shall be kept in force during the term of this Lease Agreement:

     Comprehensive General Liability insurance including contractual liability providing bodily injury, including death, personal injury and property damage coverage with a combined single limit of at least Twenty-five Million Dollars ($25,000,000) for each incident and a general aggregate limit of at least Twenty-five Million Dollars ($25,000,000). This insurance shall contain Broad Form Liability covering the indemnity provisions contained in this Lease Agreement, severability of interests and name Lessor as an additional insured with respect to liabilities arising out of Lessee's obligation to Lessor in this Lease Agreement. If coverage is purchased on a "claims made" basis it shall provide for at least a three (3) year extended reporting or discovery period, which shall be invoked should insurance covering the time period of this Lease Agreement be canceled unless replaced with a policy containing the same retroactive date as the policy being replaced.

     SECTION 11.03 -- Lessee warrants that this Lease Agreement has been reviewed with its insurance agent(s)/broker(s) and the agent(s)/broker(s) has been instructed to procure the insurance coverage required herein and name Lessor as additional insured with respect to liabilities which arise out of Lessee's obligation to Lessor.

     SECTION 11.04 -- Lessee shall furnish to Lessor the certificates of insurance evidencing the required coverage and endorsement(s) and upon written request of Lessor, Lessee shall provide certified duplicate copies of any policy. The insurance company(ies) issuing such policy(ies) shall notify Lessor in writing of any material alteration including any change in the retroactive date in any "claims made" policies or substantial reduction of aggregation limits, if such limits apply, or cancellation thereof at least thirty (30) days prior thereto.

     SECTION 11.05 -- The insurance policy(ies) shall be written by a reputable insurance company or companies acceptable to Lessor or with current Best's Insurance Guide Rating of B and Class VII or better. Such insurance company shall be authorized to transact business in the State of Oregon. If requested, Lessee must furnish a certified copy all insurance policy(ies) and endorsement(s) to Lessor within seven (7) days of such request.

     SECTION 11.06 -- Insurance coverage provided in the amounts set forth herein shall not be construed to otherwise relieve Lessee from liability hereunder in excess of such coverage, nor shall it preclude Lessee or Lessor from taking such other action as is available to it under any other provision of this Lease Agreement or otherwise in law.

     SECTION 11.07 -- The limits of liability required under SECTION 11.02 shall be adjusted every five (5) years during the term or any extended term hereof based on any increases or decreases in the Consumer Price Index, or any successor index.

                                   SECTION XII

                                      TAXES

     SECTION 12.01 -- It is understood and agreed that the Leased Premises shall be used by the Lessee in its freight railroad operations and shall be a part of Lessee's operating property. Lessor shall retain ownership of the real property and pay all real property taxes, assessments general, special or otherwise which may be levied, accrued, assessed or imposed upon the real property during the lease agreement term.

     SECTION 12.02 -- Lessee shall reimburse Lessor for any taxes and assessments, general, special or otherwise, which may be levied, accrued, assessed or imposed upon any improvements located upon the Leased Premises and owned by Lessee during the Lease Agreement term. Lessor shall provide bills to Lessee covering any such taxes or assessments.

                                  SECTION XIII

                         EASEMENTS, LEASES AND LICENSES

     SECTION 13.01 -- From and after the Commencement Date, Lessor shall continue to manage all existing and future leases, easements, agreements, and licenses of portions of the Leased Premises involving the real property. Lessor shall assign existing leases, industrial track, private crossing and other agreements involving the Track or Track Support Structure to Lessee. Lessor shall continue to pay any per car reimbursements required under existing industrial track agreements.

     SECTION 13.02 -- Notwithstanding anything to the contrary in this Lease Agreement, Lessor reserves the exclusive right to grant easements or other occupations for fiber optic or other communications systems. Any requests for such permit or easement shall be referred to Lessor for appropriate action. Revenues from the granting by Lessor of easements or other occupations by fiber optic facilities shall accrue solely to Lessor. Lessor shall grant no easement, license, or other occupation the exercise of which would interfere with Lessee's operations over the Leased Premises without concurrence of Lessee. Lessee shall be entitled to compensation for any direct expenses incurred as a result of the foregoing.

     SECTION 13.03 -- Notwithstanding the provisions of Section 13.01, Lessee shall be responsible for administering agreements for designing and installing Track and Track Support Structure relating to projects initiated by public agencies, including but not limited to modification of existing or creation of new pedestrian, roadway, drainage and flood control facilities upon, over, under or across the Leased Premises. Lessor shall not be liable for any costs associated with such projects.

     SECTION 13.04 -- Lessee shall be permitted to enter into agreements designated in or in compliance with Exhibit K, Agreement Covering Handling of Agreement Matters, without Lessor's prior consent.

                                   SECTION XIV

                                   TERMINATION

     SECTION 14.01 -- This Lease Agreement may be terminated as follows: (a) By Lessee or Lessor:

     1. on or at any time prior to the Commencement Date if any substantive condition unacceptable to Lessee or to Lessor is imposed upon the regulatory approvals or exemptions contemplated by SECTION 5.02 of this Lease Agreement for Lessee's lease and operations of the Leased Premises;

     2. upon the occurrence of an Event of Default as provided in SECTION XVII;

     3. upon not less than forty-five (45) days' written notice to Lessor, following Lessee's obtaining all necessary regulatory approvals or exemptions to permit Lessee to abandon or discontinue rail operations; and

     (b) by Lessor:

     1. pursuant to SECTION XVIII;

     2. upon acquisition of ownership or control of Lessee by any other railroad or transportation related company (other than Genesee & Wyoming Industries, Inc. or its affiliates) without prior consent of Lessor.

     SECTION 14.02 -- In the event this Lease Agreement is terminated, Lessee shall cooperate with Lessor and/or its designee to assign any leases, easements, licenses, and all other agreements affecting the Leased Premises to Lessor.

     SECTION 14.03 -- In the event of termination of this Lease Agreement, Lessee shall vacate the Leased Premises in an orderly manner. Upon any terminations resulting from an Event of Default by Lessee, Lessor, or its designated agent, at any time thereafter and subject to all necessary prior regulatory approvals or exemptions, may re-enter and take possession of the Leased Premises by affording thirty (30) days' written notice to Lessee specifying such Event of Default and that this Lease Agreement has terminated.

     SECTION 14.04 -- Lessee shall be able to cure an Event of Default (other than lack of insurance) by remedying the Event of Default within the respective notice period.

     SECTION 14.05 -- In the event Lessor terminates this Lease Agreement for any reason, or if this Lease has run its full term and is not renewed, Lessor shall pay Lessee (i) an amount equal to the non-depreciated portion of all capital improvements made by Lessee on the Leased Premises and (ii) startup costs not exceeding *** if terminated within *** of the date hereof. This amount shall be determined by total capitalized improvement expenditures reported on Lessee's federal income tax records depreciated on a straight-line basis over the twenty year term of this Lease Agreement. Lessor's obligation shall be limited to

     (l) all of the capital improvements shown on the Rehabilitation Plan attached hereto as Attachment D, and

     (2) additional annual capital expenditures on the Leased Premises not exceeding one million dollars ($1,000,000) adjusted annually by the previous year's change in the Consumer Price Index published by the U.S. Department of Labor.

     SECTION 14.06 -- In the event Lessee terminates this Lease for any reason,
Lessor shall pay Lessee an amount equal to   ***  of the amount
calculated under the provisions of Section 14.05 above.

                                   SECTION XV

                                   ARBITRATION

     SECTION 15.01 -- If Lessee or Lessor (the "non-defaulting party)') considers the other (the "defaulting party") to be in default with respect to any of its obligations under this Lease Agreement, the non-defaulting party shall give the defaulting party written notice of the alleged default and 30 days from the date of the notice to cure such default (unless such default is not reasonably curable within such 30 day period, in which event the defaulting party must commence to cure such default within such 30 day period and must diligently prosecute such cure). If the defaulting party fails, refuses or neglects to cure the default (or to commence cure of the default in the case of a default which is not reasonably curable within 30 days and thereafter diligently prosecute such cure) within such time to the satisfaction of the non-defaulting party, the non-defaulting party shall have the right to (i) cure the default, and charge the expenses thereof to the defaulting party; provided however, that in emergency situations, the non-defaulting party, immediately and in reasonable manner, may act to cure the default or mitigate losses, or (ii) submit the matter to arbitration pursuant to the procedures set forth in this Section XV.

     SECTION 15.02 -- Arbitration in accordance with the procedures set forth in this Section XV shall be the only available recourse for any disputes with respect to this Lease Agreement. If at any time a question or controversy shall arise between the parties hereto in connection with the Lease Agreement upon which the parties cannot agree, such question or controversy shall be submitted to arbitration hereunder. The party demanding arbitration (the "Demanding Party") shall notify the other party or parties (the "Noticed Party") in writing of such demand stating the question or questions to be submitted for decision and nominating one arbitrator. To be qualified hereunder, an arbitrator must be a person with at least five years exposure to the concepts of administration, interpretation, and application of railroad operating agreements. Within twenty
(20) days of receipt of such demand by the Noticed Party, the parties shall agree on the single arbitrator nominated by the Demanding Party or any other qualified single arbitrator person. If no agreement is reached in said twenty
(20) day period, then the Noticed Party shall have an additional ten (10) days in which to nominate a qualified arbitrator by giving notice of such nomination to the Demanding Party. Should any Noticed Party fail within twenty (20) days after receipt of such notice to name its similarly qualified arbitrator, the arbitrator for the Demanding Party and the arbitrators for the other Noticed Parties, if any, shall select one for the Noticed Party so failing and, if they cannot agree, said arbitrator may be appointed by the Chief Judge (or acting Chief Judge) of the United States District Court for the District in which the headquarters office of the Demanding Party is located upon application by any party after ten (10) days' written notice to all other parties. The arbitrators so chosen, if an even number, shall select one similarly qualified additional arbitrator, to complete the board. If they fail to agree upon an additional arbitrator, the same shall, upon application of any party, be appointed by said judge in the manner heretofore stated.

     Upon selection of the arbitrator(s), said arbitrator(s) shall with reasonable diligence determine the questions as disclosed in said notice of demand for arbitration, shall give all parties reasonable notice of the time and place (of which the arbitrator(s) shall be the judge) of hearing evidence and argument, may take such evidence as they deem reasonable or as either party may submit with witnesses required to be sworn, and may hear arguments of counsel or others. If any arbitrator declines or fails to act, the party (or parties in the case of a single arbitrator) by whom he was chosen or said judge shall appoint another to act in his place. After considering all evidence, testimony, and arguments, said single arbitrator or the majority of said board of arbitrators shall promptly state such decision or award in writing which shall be final, binding, and conclusive on all parties to the arbitration when delivered to them. Until the arbitrator(s) shall issue the first decision or award upon any question submitted for arbitration, performance under the Agreement shall continue in the manner and form existing prior to the rise of such question. After delivery of said first decision or award, each party shall forthwith comply with said first decision or award immediately after receiving it.

     Each party to the arbitration shall pay the compensation, costs, and expenses of the arbitrator appointed in its behalf and all fees and expenses of its own witnesses, exhibits, and counsel. The compensation, cost, and expenses of the single arbitrator or the additional arbitrator in the board of arbitrators shall be paid in equal shares by all parties to the arbitration.

     SECTION 15.02 -- The books and papers of all parties, as far as they relate to any matter submitted for arbitration, shall be open to the examination of the arbitrator(s).

                                   SECTION XVI

                                  FORCE MAJEURE

     SECTION 16.01 -- Lessee shall have no obligation to operate over any portion of the Leased Premises as to which it is prevented or hindered from operating due to Acts of God, public authority, strikes, riots, labor disputes, or any cause beyond its control; PROVIDED, HOWEVER, Lessee shall use reasonable efforts to take whatever action is necessary or appropriate to be able to resume its operations.

                                  SECTION XVII

                                   DEFEASANCE

     SECTION 17.01 -- Lessee shall not make any use of the Leased Premises which is inconsistent with Lessor's right, title and interest therein and which may cause the right to use and occupy the Leased Premises to revert to any party other than Lessor. So long as the Leased Premises are sufficient to permit Lessee to profitably operate, this Lease Agreement shall not be affected by any determination, whether by judicial order, decree or otherwise, that the ownership of any portion of the Leased Premises is vested in a person other than Lessor and there shall be no abatement of rent on account of such determination. Lessor and Lessee shall make all reasonable efforts to defend Lessor's title to the Leased Premises against any adverse claims.

                                  SECTION XVIII

                                EVENTS OF DEFAULT

     SECTION 18.01 -- The following shall be Events of Default:

     (a) Failure by Lessee to make payments of rent when due, and such failure continues for thirty (30) days following written demand therefor.

     (b) Filing of petition for bankruptcy, reorganization or arrangement of Lessee by Lessee pursuant to the bankruptcy laws or any similar proceeding, which petition is not dismissed within thirty (30) days.

     (c)  Failure by Lessee

          (1)  to maintain the Leased Premises as required in Section III,

          (2)  to provide common carrier rail freight service as required in
               Section 3.10,

          (3) to complete track rehabilitation work as provided in Section 7.03, or

          (4) Lessee breaches any provision of the Lease Agreement other than for the payment of rent which is subject to subparagraph (a) above, and fails to cure such breach within forty-five (45) days after receipt of written notice of such breach from the Lessor or fails to commence to cure such default within forty-five (45) days, or, once commenced, fails to use due diligence to complete the cure.

     (d) The filing of any involuntary bankruptcy, receivership or arrangement proceeding, against Lessee which filing is not dismissed within sixty
          (60) days.

                                   SECTION XIX

                               BREACHES; REMEDIES

     SECTION 19.01 -- Notwithstanding Section XV, in the event that Lessee fails to maintain the Leased Premises as required in Section III or to provide common carrier freight service as required in Section 3.10, the provisions of Section
3.01 preventing Lessor from operating trains on the Leased Premises is vacated and Lessor may enter the Leased Premises and assume all common carrier duties (including but not limited to the provision of freight service and dispatching).

                                   SECTION XX

                                  MISCELLANEOUS

     SECTION 20.01 -- This Lease Agreement expresses the entire agreement between the parties and supersedes all prior oral or written agreements, commitments, or understanding with respect to the matters provided for herein, and no modification of this Lease Agreement shall be binding upon the party affected unless set forth in writing and duly executed by the affected party.

     SECTION 20.02 -- All notices, demands, requests, or other communications which may be or are required to be given, served or sent by either party to the other pursuant tO this Lease Agreement shall be in writing and shall be deemed to have been properly given or sent:

     (a) If intended for Lessor, by mailing by registered or certified mail, return receipt requested, with postage prepaid, addressed to Lessor at:

               Mr. G. P. Michael
               Vice President - Operations
               Southern Pacific Transportation Company
               One Market Plaza
               San Francisco, CA 94105

     With a copy to:

               Mr. W. E. Fowler
               Director - Contract & Joint Facilities
               Southern Pacific Transportation Company
               One Market Plaza, Room 1004P
               San Francisco, CA 94105

     (b) If intended for Lessee, by mailing by registered or certified mail, return receipt requested, with postage prepaid, addressed to Lessee at:

               Mr. Mortimer B. Fuller, III
               President
               Willamette and Pacific Railroad, Inc.
               71 Lewis Street
               Greenwich, Connecticut 06830

     SECTION 20.03 -- Each notice, demand, request or communication which shall be mailed by registered or certified mail to either party in the manner aforesaid shall be deemed sufficiently given, served or sent for all purposes at the time such notice, demand, request, or communication shall be either received by the addressee or refused by the addressee upon presentation. Either party may change the name of the recipient of any notice, or his or her address, at any time by complying with the foregoing procedure.

     SECTION 20.04 -- This Lease Agreement shall be binding upon and inure to the benefit of Lessor and Lessee, and shall be binding upon the successors and assigns of Lessee, subject to the limitations hereinafter set forth. Lessee may not assign its right under this Lease Agreement or any interest therein, or attempt to have any other person (except wholly owned affiliates) assume its obligations under this Lease Agreement, without the prior written consent of Lessor, which consent shall not unreasonably be withheld; PROVIDED, HOWEVER, in the event Lessee elects to assign, Lessee shall first secure any necessary approvals of the ICC and/or, such other regulatory approvals as may be then required; and PROVIDED FURTHER, that Lessor has approved the financial condition and operational ability of the successor Lessee, which approval will not be unreasonably withheld and which evaluation of the successor Lessee will be consistent with then existing practices in the industry.

     SECTION 20.05 -- If fulfillment of any provision hereof or any transaction related hereto shall involve transcending the limit of validity; prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Lease Agreement in whole in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Lease Agreement shall remain operative and in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Lease Agreement to be executed in duplicate as of the day and year first herein written

                                    SOUTHERN PACIFIC TRANSPORTATION
                                    COMPANY

                                    By: /s/ M.D. Ongerten
                                        ---------------------------
                                    Title: Vice President Strategic Development
                                           ------------------------------------

                                    WILLIAMETTE & PACIFIC RAILROAD, INC.

                                    By: /s/ Mortiner B. Fuller, III
                                        ---------------------------
                                    Title: Chairman
                                           ------------

                                  Attachment A

                             Real Property Releases

1. Parcel Releases. After the Commencement Date, Lessor shall designate in writing to Lessee thirty (30) days in advance those parcels or parcel not being used by Lessee for rail operations that Lessor desires to remove from the Leased Premises. Upon receipt of such notice, Lessee shall determine whether the designated parcel(s) are being used by it for rail operations and, if not, Lessee shall vacate the designated parcel(s) by the thirtieth (30th) day specified in the designation notice. If the designated parcel is used by Lessee for rail operations, the parties shall confer about the scope of the parcel release.

     Lessee shall execute such documents as are necessary to formalize the release of parcels.

     2. Reservations. Lessor reserves all of its subsurface rights and interests, the utilization of which shall not unreasonably interfere with Lessee's rail operations.

                                  Attachment B

                      Track Conditions on Commencement Date
                                 (Section 3.03)

     Track Conditions on the Leased Premises as of the Commencement Date of the Lease Agreement are as follows:

 Line Segment                    Milepost Limits             FRA Class/(1)/
 ------------                    ---------------             --------------
 Toledo Branch                   691.61 - 692.40                    1
                                 692.40 - 702.10                    3
                                 702.10 - 703.30/(2)/               2
                                 703.30 - 703.60                    1
                                 703.60 - 703.40            (Milepost equation)
                                 703.40 - 704.30                    2
                                 704.30 - 708.40                    3
                                 708.60 - 762.00                    2
                                 762.00 - 766.71             Excepted

 Newberg Branch                  738.00 - 749.67                    1

 Westside Branch                 671.58 - 685.90             Excepted
                                 685.90 - 688.70                    1/(3)/
                                 688.70 - 689.80                    2
                                 689.80 - 690.48                    1
                                 690.48 - 709.30                    3
                                 709.30 - 738.00             Excepted

 Dallas Branch                   728.50 - 733.80             Excepted

 Willamina Branch                730.60 - 749.50             Excepted

 Bailey Branch                   672.90 - 680.06             Excepted

(1) FRA Class refers to track classifications established by the Federal Railroad Administration (49 CFR 213) in effect on the Commencement Date.

(2) Same as Westside Branch mileposts 688.70-689.80 due to previous line change.

(3)  May be reduced to Excepted at descretion of Lessee.

                                  Attachment C

                            Minimum Service Standards
                                 (Section 3.10)

 Station                 Base Volume/(1)/         Minimum Service Frequency
 -------                 --------------           -------------------------
 Toledo                      11,000                    7 days per week
 McMinnville                  7,000                    7 days per week
 Newberg                      5,000                    7 days per week
 All Others                    N/A                     No minimum

(1) Base Volume is annual revenue carloads originating or terminating at the listed station.

     The minimum service frequency requirement set forth above may be reduced by Lessee upon any of the following events:

     1. The monthly base volume (the Base Volume, above, divided by 12) declines by 20% for any of the stations listed above.

     2. The Lessee agrees to reduce the Minimum Service Freqency with either the Lessor or the principal shipper located at the stations listed above.

     3. A circumstance arises, such as a plant closing for maintenance, a force majeure at a shipper's facility or similar occurrence, where service by Lessee is either unnecessary or impractical.

                                  Attachment D

                               Rehabilitation Plan
                                 (Section 7.03)

     Track rehabilitation shall be performed by Lessee to include the following:

1. Westside Branch: within six (6) months of the date Lessee takes possession of the Leased Premises, a minimum of twelve thousand six hundred (12,600) crossties shall be installed and track resurfaced between milepost 709.55 near Independence and milepost 730.50 near Whiteson sufficient to permit handling of all traffic from Newberg and McMinnville to Eugene via this segment.

2. Westside Branch: between milepost 709.55 near Independence and milepost
738.00 near St. Joseph, all 75 lb rail shall be replaced with 100 lb or heavier rail. A minimum of five (5.0) miles of rail is to be replaced each calendar year until all 75 lb rail has been replaced on this segment.

3. Toledo Branch: between milepost 705.00 near Corvallis and milepost 766.71 near Toledo, a minimum of 18,000 crossties shall be installed within twelve (12) months of the date Lessee takes possession of the Leased Premises.

                                     MAP 1

                                   [GRAPHIC]

                             ----------------------
                             SOUTHERN PACIFIC LINES
                             ----------------------

                                   EXHIBIT A
                     LEASE TO WILLAMETTE & PACIFIC R.R. CO.
                                 TOLEDO BRANCH
                            MP. 891.61 TO MP. 766.70

                                     MAP 2

                                   [GRAPHIC]

                             ----------------------
                             SOUTHERN PACIFIC LINES
                             ----------------------

                                   EXHIBIT A
                     LEASE TO WILLAMETTE & PACIFIC R.R. CO.
                                 NEWBERG BRANCH
                            MP. 738.00 TO MP. 749.87

                                     MAP 3

                                   [GRAPHIC]

                             ----------------------
                             SOUTHERN PACIFIC LINES
                             ----------------------

                                   EXHIBIT A
                     LEASE TO WILLAMETTE & PACIFIC R.R. CO.
                                WEST SIDE BRANCH
                            MP. 738.00 TO MP. 871.58

                                     MAP 4

                                   [GRAPHIC]

                             ----------------------
                             SOUTHERN PACIFIC LINES
                             ----------------------

                                   EXHIBIT A
                     LEASE TO WILLAMETTE & PACIFIC R.R. CO.
                                 DALLAS BRANCH
                            MP. 729.01 TO MP. 733.80

                                     MAP 5

                                   [GRAPHIC]

                             ----------------------
                             SOUTHERN PACIFIC LINES
                             ----------------------

                                   EXHIBIT A
                     LEASE TO WILLAMETTE & PACIFIC R.R. CO.
                                WILLAMINA BRANCH
                            MP. 730.48 TO MP. 749.46

                                     MAP 6

                                   [GRAPHIC]

                             ----------------------
                             SOUTHERN PACIFIC LINES
                             ----------------------

                                   EXHIBIT A
                     LEASE TO WILLAMETTE & PACIFIC R.R. CO.
                                  BAILEY BRANCH
                            MP. 673.21 TO MP. 680.06

                                  ALBANY YARD

                                   [GRAPHIC]

                                  EXHIBIT B-1

                                    LEASE TO
                      WILLAMETTE & PACIFIC RAILROAD, INC.

                                      MAP

                                  EXHIBIT B-2
                     LEASE TO WILLAMETTE & PACIFIC R.R. CO.
                                 ALBANY STATION